Exhibit 99.(q)

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Susan Freund his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement for Van Wagoner Funds, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney.

This Power of Attorney may be executed in one or more counterparts, all of which taken together shall be deemed one original.

Each of the undersigned hereby executes this Power of Attorney as of this 4th day of February, 2008.

By:	/s/ Edward Pittman
Edward Pittman
Director

By:	/s/ Andrew Roediger
Andrew Roediger
Director

By:	/s/ Edward Peterson
Edward Peterson
Director

By:	/s/ Greg Linn
Greg Linn
Director

By:	/s/ Jay Jacobs
Jay Jacobs
Director